Exhibit 10.5

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 22, 2011 (“Agreement”), is made by and between Leviathan Minerals Group Incorporated, a Delaware corporation (the “Company”) and each of its wholly-owned subsidiaries party hereto (each a “Subsidiary Grantor” and together with the Company, the “Grantors” and each a “Grantor”) the holders of the Notes described herein (each, an “Investor”, collectively, the “Investors”) and New Asia Partners, LLC (the “Collateral Agent”) for its own benefit and on behalf of each Investor.

RECITALS

A.          The Company is entering into a Securities Purchase Agreement, dated as of the date hereof (such agreement, as it may hereafter be amended or modified from time to time, the “Purchase Agreement”) pursuant to which the Company is selling and the Investors party thereto are purchasing Senior Secured Convertible Promissory Notes (collectively the “Notes” and each a “Note”).

B.           Each Subsidiary Grantor is a subsidiary of Company and will receive substantial direct and indirect benefit from the proceeds of the sale of the Notes.

C.           It is a condition precedent to the extension of credit by the Investors under the Notes that each Grantor shall have executed and delivered this Agreement and shall have granted a security interest in the Collateral to the Collateral Agent in accordance herewith to secure their obligations under the Notes and the Transaction Documents.

AGREEMENT

NOW, THEREFORE, in order to induce the Investors to enter into the Purchase Agreement and to purchase the Notes and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby agrees as follows:

1. Definitions.  Unless the context otherwise requires, terms defined in the Note and not otherwise defined herein have the same respective meanings when used herein, and terms defined in the Uniform Commercial Code of the State of Minnesota (the “UCC”) and not otherwise defined in this Agreement or in the Note shall have the meanings defined for those terms in the UCC.  In addition, the following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates now or hereafter representing or evidencing any Pledged Securities.

“Collateral” means and includes all right, title and interest in or to any and all of the following assets and properties of each Grantor, wherever located, and now owned or hereafter acquired:

(a)	All Accounts;
(b)	All Chattel Paper;
(c)	All Deposit Accounts and cash;
(d)	All Documents;
(e)	All Equipment;
(f)	All General Intangibles;
(g)	All Goods;
(h)	All Instruments;
(i)	All Intellectual Property;
(j)	All Inventory;
(k)
To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

Collateral shall not include, by Indonesian law, the Indonesia mining permits owned by the Subsidiary Grantors (in Indonesian, an Izin Usaha Pertambangan or “IUP”) or any mineral deposits.

“Event of Default” has the meaning given to that term in the Notes.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, patents, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and any claims for damages by way of any past, present or future infringement of any of the foregoing.

“Liens” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Grantors to Collateral Agent and the Investors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents.

“Permitted Liens” means (a) Liens in favor of the Collateral Agent and the Investors, (b)Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (c) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, (d) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements, (e) Liens upon any equipment to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Note; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or liens with respect to deposit or investment accounts provided that such liens only secure customary fees associated with such accounts and provided further that Collateral Agent and the Investors have a first priority perfected Lien with respect to all such accounts; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (j) non-exclusive licenses granted in the ordinary course of business.

“Pledged Securities” means all shares of capital stock of each Grantor in which any Grantor owns an interest, including, but not limited to those shares of capital stock set forth in Schedule 1-C attached hereto.

“Subsidiary Grantor” means Top Yield Holdings Limited., a British Virgin Islands exempt company, Europe-China Commercial Union Holding Limited, a British Virgin Islands exempt company, Crown Sail Limted, a British Virgin Island exempt company, PT Havilah Abadi Sejahtera, a company incorporated in the Republic of Indonesia, PT Aega Prima, a company incorporated in the Republic of Indonesia, and PT Alam Lestari Kencana, a company incorporated in the Republic of Indonesia.

“Transaction Documents” means the Purchase Agreement, Notes, and Warrants to Purchase Common Stock.

2. Creation of Security Interest.  Each Grantor, in order to secure its Obligations, does hereby grant and pledge to the Collateral Agent on behalf of the Investors, a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral.  The security interest and pledge created by this Section 2 shall continue in effect so long as any Obligation remains outstanding or the Investors have any obligation to purchase Notes under the Purchase Agreement.  The creation of the security interest in the Collateral in Indonesia shall be created and perfected in the manner described in Schedule 2.

3. Delivery of Pledged Securities.

(a) Each Certificate shall be delivered to and held by the Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

(b) The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, the Collateral Agent or any of its nominees any or all of the Pledged Securities.  In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

4. Further Assurances.

(a) At any time and from time to time at the request of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent, at such Grantor's expense, all instruments, certificates and documents, including account control agreements, in form and substance reasonably satisfactory to the Collateral Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Collateral Agent's security interests granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b) At any time and from time to time, the Collateral Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as the Collateral Agent may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein.

(c) With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, upon the occurrence and during the continuance of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Collateral Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other  person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

5. The Grantors' Representations and Warranties.  Each Grantor represents and warrants as follows:

(a) Such Grantor (i) is incorporated in the jurisdiction disclosed on Schedule 1-A and neither such Grantor nor any corporate predecessor has, during the preceding five years, been incorporated in any other jurisdiction, except as disclosed on Schedule 1-A, (ii) is qualified to do business in the jurisdictions disclosed on Schedule 1-A, and (iii) has the organizational identification number disclosed on Schedule 1-A.

(b) Such Grantor currently conducts business only under its own name and the trade names listed on Schedule 1-A.  Neither such Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on Schedule 1-A.

(c) Such Grantor (i) maintains its chief executive office, where such Grantor keeps its records concerning the Collateral, at the address set forth for such Grantor on Schedule 1-A and (ii) has exclusive possession and control of the Collateral owned by such Grantor.

(d) Such Grantor has only the Deposit Accounts and securities accounts disclosed on Schedule 1-B.

(e) Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens.  Such Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform under this Agreement.  The grant of security interest in the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral, except for Permitted Liens.

(f) Except as set forth on Schedule 1-C, the Pledged Securities described on Schedule 1-C constitute (i) all of the shares of capital stock of any person owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule 1-C, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule 1-C.

(g) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect and listed on Schedule 2) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, or (B) for the exercise by the Collateral Agent of the voting rights in the Pledged Securities or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

6. Grantors' Covenants.  Each Grantor covenants and agrees as follows:

(a) Such Grantor will keep the Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

(b) Such Grantor will not sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, provided that Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral consisting of (i) the sale of inventory in the ordinary course of business, (ii) sales of worn-out or obsolete equipment in the ordinary course of business, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Company in the ordinary course of business.

(c) Such Grantor shall not create or permit to exist any Lien upon or with respect to any of its property, except for Permitted Liens.

(d) Such Grantor shall (i) carry and maintain insurance at its expense of the types and in the amounts customarily carried by others engaged in substantially the same business as such person and operating in the same geographic area as such person, including, but not limited to, fire, property damage and worker's compensation, such insurance to be in such form as is carried with companies and in amounts satisfactory to Collateral Agent.

(e) Such Grantor will promptly notify the Collateral Agent in writing in the event of any material damage to the Collateral from any source whatsoever.

(f) Such Grantor will not (i) move its principal place of business or any other office listed in Schedule 1-A or (ii) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in Schedule 1-A, except, in each case, upon not less than 30 days prior written notice to the Collateral Agent and such Grantor's prior compliance with all applicable requirements of Section 4 hereof necessary to perfect the Collateral Agent's security interest hereunder.

(g) Such Grantor shall not establish any additional Deposit Account or securities account not listed on Schedule 1-B, except upon prior written notice to the Collateral Agent and such Grantor’s compliance with all applicable requirements of Section 4 hereof necessary to perfect the Collateral Agent’s security interest hereunder, including without limitation, delivery of duly executed account control agreements by all necessary parties, in form and substance satisfactory to the Collateral Agent.

7. The Collateral Agent.

(a) Appointment.  The Investors hereby appoint Collateral Agent as collateral agent for the Investors under this Agreement to serve from the date hereof until the termination of the Security Agreement.

(b) Powers and Duties of Collateral Agent, Indemnity by Investors.

(i) Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the majority in interest of Investors in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii) Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to any Grantor for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of a Grantor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of a Grantor’s compliance with any of the terms and conditions of this Agreement; (iv) the failure by a Grantor to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii) In the case of this Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Investors agrees to pay to the Collateral Agent, on demand, its pro rata share of all fees and all expenses incurred in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Grantors.  In the case of this Agreement and each instrument and document relating to any of the Collateral, each of the Investors and each of the Grantors hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

8. Subsidiary Grantors

(a) Continuing Guaranty.  Each Subsidiary Grantor unconditionally guarantees and promises to pay to Collateral Agent and the Investors on written demand after the occurrence and during the continuance of an Event of Default, in lawful money of the United States, any and all Obligations, and to perform on demand after the occurrence and during the continuance of an Event of Default any and all Obligations.  The liability of each Subsidiary Grantor hereunder is independent of the Obligations, and a separate action or actions may be brought and prosecuted against such Subsidiary Grantor irrespective of whether action is brought against any other Subsidiary Grantor or any other guarantor of the Obligations or whether any other Subsidiary Grantor or any other guarantor of the Obligations is joined in any such action or actions.  This guaranty is a guaranty of payment and not of collection.

(b) Authorized Actions.  Each Subsidiary Grantor authorizes Collateral Agent and the Investors, in their discretion, without notice to such Subsidiary Grantor, irrespective of any change in the financial condition of such Subsidiary Grantor, the other Subsidiary Grantors or any other guarantor of the Obligations, and without affecting or impairing in any way the liability of such Subsidiary Grantor hereunder, from time to time to (a) create new Obligations, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment or performance of the Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against such Subsidiary Grantor, the other Subsidiary Grantors, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and (g) assign the Obligations, or the other Transaction Documents in whole or in part.

(c) Waivers.  Each Subsidiary Grantor waives (a) any right to require Collateral Agent or any Investor to (i) proceed against any other Subsidiary Grantor or any other guarantor of the Obligations, (ii) proceed against or exhaust any security received from any other Subsidiary Grantor or any other guarantor of the Obligations, or (iii) pursue any other remedy in Collateral Agent’s or an Investor’s power whatsoever; (b) any defense arising by reason of the application by any Subsidiary Grantor of the proceeds of any borrowing; (c) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Subsidiary Grantor against any other Subsidiary Grantor, any other guarantor of the Obligations or any security, whether resulting from an election by Collateral Agent or any Investor to foreclose upon security by nonjudicial sale, or otherwise; (d) any setoff or counterclaim of such Subsidiary Grantor or any defense which results from any disability or other defense of any Subsidiary Grantor or the cessation or stay of enforcement from any cause whatsoever of the liability of any Subsidiary Grantor (including, without limitation, the lack of validity or enforceability of any Transaction Document); (e) any right to exoneration of sureties which would otherwise be applicable; (f) so long as any Obligations remain outstanding, any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy which Collateral Agent or any Investor now has or may hereafter have against any Subsidiary Grantor, and any benefit of, and any right to participate in, any security now or hereafter received by the Collateral Agent or any Investor; (g) all presentments, demands for performance, notices of non-performance, notices delivered under this Agreement or any Transaction Document, protests, notice of dishonor, and notices of acceptance of this guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (h) the benefit of any statute of limitations to the extent permitted by law; (i) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (j) any right to be informed by Collateral Agent or any Investor of the financial condition of any Subsidiary Grantor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations.  Each Subsidiary Grantor has the ability and assumes the responsibility for keeping informed of the financial condition of any other Subsidiary Grantor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

9. Remedies.

(a) Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, the Collateral Agent shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Collateral Agent may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without further notice to the Grantors except such notice as may be specifically required by applicable law.

(b) Sale of Collateral.  Any public or private sale or other disposition of the Collateral may be held at any office of the Collateral Agent, or at the Grantors’ places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers.  The Collateral Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral.  The Collateral Agent or any person acting on the Collateral Agent's behalf may bid and purchase at any such sale or other disposition.  In furtherance of the Collateral Agent's rights hereunder, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by the Collateral Agent) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon the Collateral Agent's exercise of its remedies hereunder.

(c) Notice of Sale.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made.  The requirement of reasonable notice conclusively shall be met if: such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least ten (10) days before the date of the sale.  Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph.  The Collateral Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.  The Collateral Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

(d) Private Sales.  With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Collateral Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner.  Without limiting the foregoing, the Collateral Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) the Collateral Agent shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Collateral Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(e) Disposition of Proceeds of Sale.  The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Obligations; and third, any surplus remaining after the satisfaction of all Obligations, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(f) Remedies Cumulative.  The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

10. Miscellaneous.

(a) The Collateral Agent Appointed Attorney-in-Fact.  To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in the Collateral Agent's sole and absolute discretion to do any of the following acts or things upon the occurrence and during the continuance of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to endorse and transfer the Collateral upon foreclosure by the Collateral Agent; and (d) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of the Collateral Agent with respect to any of the Collateral; provided, however, that the Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and the Collateral Agent shall have no liability or responsibility for any act or omission (other than the Collateral Agent's own gross negligence or willful misconduct) taken with respect thereto.

(b) Costs and Expenses.  Each Grantor shall pay on written demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent and the Investors in connection with the exercise of its duties under this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent and the Investors in connection with the enforcement or attempted enforcement of this Agreement or any of the Obligations or in preserving any of the Collateral Agent’s and the Investors’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the Obligations or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, Company or any of their affiliates).

(c) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Signatures sent by facsimile or email shall bind the parties hereto and to the Transaction Documents to the same extent as original signatures.

(d) Amendments, etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and executed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e) Notices.  All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth in the Purchase Agreement.

(f) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding that body of law relating to conflict of laws.  Venue for any legal action taken in connection with this Note shall be in the state or Federal courts located in the City of Minneapolis, Minnesota; provided that the creation, perfection and enforcement of security interests shall be governed by local laws.

(g) Waiver of Requirement for Any Judicial Approval. The Parties agree that for the effectiveness of the termination clauses under this Agreement, to waive any provisions, procedures and operations of any applicable law to the extent that a court order is required for termination of this Agreement.

(h)  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction.

(i)  Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j)  Schedules Incorporated.  The schedules to this Agreement are incorporated into and constitute and integral part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Security Agreement as of the day and year first above written.

Company:	LEVIATHAN MINERALS GROUP INCORPORATED By: /s/Samuel K. Zia Name: Samuel Zia Title: Chief Executive Officer

Subsidiary Grantor:	TOP YIELD HOLDINGS LIMITED By: /s/Sevinwardi Cerdika Khio Name: Sevinwardi Cerdika Khio Title: Director

Subsidiary Grantor:	PT HAVILAH ABADI SEJAHTERA By: /s/Aripin Bunarwan Name: Aripin Bunarwan Title: President Director

Subsidiary Grantor:	PT AEGA PRIMA By: /s/Sumadi Name: Sumadi Title: President Director

Subsidiary Grantor:	PT ALAM LESTARI KENCANA By: /s/Saman Tedja Name: Saman Tedja Title: President Director

Subsidiary Grantor:	EUROPE-CHINA COMMERCIAL HOLDING LIMITED By: /s/Sevinwardi Cerdika Khio Name: Sevinwardi Cerdika Khio (on behalf of Top Yield Holdings Limited) Title: Director

Subsidiary Grantor:	CROWN SAIL LIMITED By: /s/Denny Tio Name: Denny Tio Title: Director

Collateral Agent:	NEW ASIA PARTNERS, LLC By: /s/Dennis Nguyen Name: Dennis Nguyen Title: Chairman

[Signature Page to Security Agreement]

Investor:

                                                   By:
                                                   Name:
                                                   Title:

[Investor Signature Page to Security Agreement]

Schedule 1-A
Jurisdiction of Incorporation & Qualifications to do Business

Grantor	Jurisdiction of Incorporation	Organizational Identification Number
Leviathan Minerals Group Incorporated	Delaware	27-2f5684
Top Yield Holdings Limited	British Virgin Islands	1568642
Crown Sail Limited	British Virgin Islands	1568022
Europe-China Commercial Union Holding Limited	British Virgin Islands	1007669
PT. Havilah Abadi Sejahtera	Indonesia	The Minister of Law and Human Rights of the Republic of Indonesia ("MOLHR") Decree No. AHU-10932.AH.01.01.Tahun 2008 dated 5 March 2008
PT. Aega Prima	Indonesia	MOLHR Decree No. AHU-43699.AH.01.01.Tahun 2008 dated 22 July 2008
PT. Alam Lestari Kencana	Indonesia	MOLHR Decree No. AHU-17082.AH.01.01.Tahun 2008 dated 7 April 2008

Location of Principal Place of Business of each Grantor
(including any other locations where books and record are maintained)

Grantor	Location of Principal Place of Business
Leviathan Minerals Group Incorporated	Unit 4309-10, 43/F Cosco Tower, 183 Queen's Road, Central, Hong Kong
Top Yield Holdings Limited	Unit 4309-10, 43/F Cosco Tower, 183 Queen's Road, Central, Hong Kong
Crown Sail Limited	Unit 4309-10, 43/F Cosco Tower, 183 Queen's Road, Central, Hong Kong
Europe-China Commercial Union Holding Limited	Unit 4309-10, 43/F Cosco Tower, 183 Queen's Road, Central, Hong Kong
PT. Havilah Abadi Sejahtera	Gedung The Honey Lady Lt. 7 No. 702-703 Komp. CBD, Jl. Pluit Selatan Raya RT/RW 022/008, Kelurahan Penjaringan, Kecamatan Penjaringan, Kotamadya Jakarta Utara, Propinsi DKI Jakarta, Indonesia
PT. Aega Prima	Komplek Villa Bangka Asri A 20 RT/RW 12/07, Kelurahan Dul, Kecamatan Pangkalan Baru, Kabupaten Bangka Tengah, Propinsi Kepulauan Bangka Belitung, Indonesia
PT. Alam Lestari Kencana	Jl. TPI Ketapang RT 019/002, Kelurahan Air Itam, Kecamatan Bukit Intan, Kota Pangkalpinang, Propinsi Kepulauan Bangka Belitung, Indonesia

Schedule 1-B
List of Deposit Accounts

Grantor	Depository Bank	Account Number	Account Type	Contact Information *

Schedule 1-C
List of Pledged Securities

Grantor	Issuer	Shares or Interests Pledged	Shares Issued And Outstanding	Percentage Ownership
Leviathan Minerals Group Incorporated	Top Yield Holdings Limited			100%
Top Yield Holdings Limited	Europe-China Commercial Union Holding Limited	1	1	100%
Top Yield Holdings Limited	Crown Sail Limited	100	100	100%
Top Yield Holdings Limited	PT Havilah Abadi Sejahtera	9,900	10,000	99%
PT Havilah Abadi Sejahtera	PT Aega Prima	160,000	200,000	80%
PT Havilah Abadi Sejahtera	PT Alam Lestari Kencana	9,900	10,000	99%

SCHEDULE 2

The security to be pledged by HAS, AP and ALK shall be comprised of the following:

1.           A pledge by HAS of the shares it owns in AP and ALK;
2.           A mortgage of immovable assets (e.g., the smelter owned by ALK); and
3.           A fiducia security over movable assets of AP and ALK.

The security interest shall be perfected after the execution of this Security Agreement in the following manner:

For the pledge of shares:

(a)	approval from more than 75% of HAS’s shareholders;
(b)	execution of Deed of Pledge of Shares by HAS and the Collateral Agent;
(c)	delivery of the original share certificates being pledged by HAS to the Collateral Agent; and
(d)	registration of the pledge of shares in the Shareholders Register and Special Register of AP and ALK.

For the mortgage:

(a)	approval from more than 75% of ALK's shareholders;
(b)	execution of a Deed of Mortgage of Land and Building by ALK and the Collateral Agent;
(c)	registration of the mortgage with the local Land Office having jurisdiction over the location of ALK's smelter.

For a Fiducia Security:

(a)	approval from more than 75% of AP's and ALK's shareholders;
(b)	execution of Fiducia Security Deed by AP and ALK and the Collateral Agent; and
(c)	registration of the Fiducia Security Deed with the local Fiducia Registration Office having jurisdiction over the domicile of AP and ALK.